Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS AND DEVELOPMENT PROGRESS

Buffalo, NY - November 14, 2018 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported financial results and development progress for the third quarter ended September 30, 2018.

Cleveland BioLabs reported a net loss of $(1.1) million, excluding minority interests, for the third quarter of 2018, or $(0.10) per share, compared to a net loss, excluding minority interests, of $(1.26) million, or $(0.11) per share, for the same period in 2017. The decrease in net loss was primarily due to a decrease in the non-cash adjustment to our warrant liabilities, reduced operating costs aligned with our streamlined focus primarily on pursuing a pre Emergency Use Authorization with the U.S. Food and Drug Administration (“FDA”) for entolimod as a medical radiation countermeasure partially offset by an increase in General and Administrative costs related to the corporate formation of Genome Protection, Inc. (GPI), our joint venture with Everon Biosciences, Inc. focused on developing anti-aging medications.

As of September 30, 2018, the Company had $5.3 million in cash, cash equivalents and short-term investments, which, based on the Company’s current operational plan, is expected to fund operations for at least one year beyond the filing date of our Form 10-Q.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, “The development, pursuit of regulatory approval and commercialization for entolimod as a medical radiation countermeasure remains our top priority.”

Further Financial Results

Revenue for the third quarter of 2018 decreased to $0.28 million compared to $0.3 million for the third quarter of 2017. The net decrease was primarily attributable to decreased revenue from our Joint Warfighter Medical Research Program (“JWMRP”) contract from the Department of Defense (“DoD”) for the continued development of the entolimod as a medical radiation countermeasure and decreased revenue from our service contract with Incuron.

Research and development costs for the third quarter of 2018 decreased to $0.8 million compared to $0.9 million for the third quarter of 2017. The reduction in research and development costs is due to a $0.2 million reduction in spending for biodefense applications of entolimod and a $0.1 million reduction in spending on Panacela's product candidates partially offset by a $0.2 million increase in expenses related to the oncology applications of the entolimod family of compounds.

General and administrative costs for the third quarter of 2018 increased to $0.7 million compared to $0.6 million for the third quarter of 2017. This increase was primarily attributable to one-time legal costs associated with the corporate formation of GPI and Norma Investments Limited's investment in GPI, and expense related to a one-time settlement for the previously completed research contracts with the Russian Ministry of Trade.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation and oncology. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome and other indications in radiation oncology. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company’s website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “expect” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
Factors that could contribute to such differences include, among others, the company’s need for additional financing to meet our business objectives; the company’s history of operating losses; the commercialization of the company’s product candidates, if approved; the company’s plans to research, develop and commercialize its product candidates; the company’s ability to attract collaborators with development, regulatory and commercialization expertise; the company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the company’s reliance on third-party manufacturers of its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company’s product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company’s product candidates; regulatory developments in the United States, the European Union and foreign countries; the performance of the company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the company’s ability to attract and retain key scientific or management personnel; government contracting processes and requirements; the accuracy of the company’s estimates regarding expenses, future revenues, capital requirements and needs for additional financing; the exercise of control over our company our by the company’s majority stockholder; the geopolitical relationship between the United States and the Russian Federation, as well as general business, legal, financial and other conditions within the Russian Federation; the company’s ability to obtain and maintain intellectual property protection for our product candidates; and other factors discussed in our Annual Report Form 10-K for the year ended December 31, 2017 under “Risk Factors.” Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the “Risk Factors” and “Forward-Looking Statements” described in the company’s periodic filings with the Securities and Exchange Commission.

Contact:
Yakov Kogan, Chief Executive Officer
Cleveland BioLabs, Inc.
T: (716) 849-6810 ext. 329
E: investor.relations@cbiolabs.com

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENDSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,378,739	$4,230,548
Short-term investments	956,608	4,561,357
Accounts receivable	199,212	554,468
Other current assets	104,700	233,617
Total current assets	5,639,259	9,579,990
Equipment, net	25,349	18,588
Other long-term assets	33,540	30,684
Total assets	$5,698,148	$9,629,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$120,456	$201,396
Accrued expenses	1,231,110	970,547
Accrued warrant liability	241,400	1,041,455
Total current liabilities	1,592,966	2,213,398
Non-current liabilities	8,794	7,494
Total liabilities	1,601,760	2,220,892
Stockholders’ equity:
Total Cleveland BioLabs, Inc. stockholders’ equity	(997,592)	2,199,726
Noncontrolling interest in stockholders’ equity	5,093,980	5,208,644
Total stockholders’ equity	4,096,388	7,408,370
Total liabilities and stockholders’ equity	$5,698,148	$9,629,262
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Grants and contracts	$283,307	$296,881	$902,474	$1,078,011
Operating expenses:
Research and development	839,413	919,067	3,084,790	3,524,445
General and administrative	711,660	575,136	1,989,596	1,940,848
Total operating expenses	1,551,073	1,494,203	5,074,386	5,465,293
Loss from operations	(1,267,766)	(1,197,322)	(4,171,912)	(4,387,282)
Other income (expense):
Interest and other income	16,191	67,738	109,591	167,461
Foreign exchange gain (loss)	1,772	(447)	2,868	(12,732)
Change in value of warrant liability	121,442	(166,287)	800,055	(4,411,994)
Total other income (expense)	139,405	(98,996)	912,514	(4,257,265)
Net loss	(1,128,361)	(1,296,318)	(3,259,398)	(8,644,547)
Net loss attributable to noncontrolling interests	23,917	35,454	79,307	107,201
Net loss attributable to Cleveland BioLabs, Inc.	$(1,104,444)	$(1,260,864)	$(3,180,091)	$(8,537,346)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.10)	$(0.11)	$(0.28)	$(0.76)
Weighted average number of shares used in calculating net loss per share, basic and diluted	11,298,239	11,279,834	11,292,365	11,162,981
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows used in operating activities	$(3,441,076)	$(5,331,563)
Cash flows provided by investing activities	3,560,750	2,967,713
Cash flows provided by financing activities	55,215	—
Effect of exchange rate change on cash and equivalents	(26,698)	52,890
Increase (decrease) in cash and cash equivalents	148,191	(2,310,960)
Cash and cash equivalents at beginning of period	4,230,548	6,901,816
Cash and cash equivalents at end of period	$4,378,739	$4,590,856

See Notes to Consolidated Financial Statements